As filed with the Securities and Exchange Commission on September 13, 2010
______________________________

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________

FORM N-2

THE SECURITIES ACT OF 1933	☐
PRE-EFFECTIVE AMENDMENT NO. __	☐
POST-EFFECTIVE AMENDMENT NO. __	☐

and/or

REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☐
AMENDMENT NO. 13	☒
(Check appropriate box or boxes)
______________________________

BMC FUND, INC.
(Exact name of registrant as specified in its charter)

800 Golfview Park (P.O. Box 500) Lenoir, North Carolina 28645 (Address of principal executive offices)

(828) 758-6100
(Registrant’s telephone number, including area code)

Carol Frye
BMC Fund, Inc.
P.O. Box 500
Lenoir, North Carolina  28645
 (Name and address of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 13 (the “Post-Effective Amendment”) to the Registration Statement on Form N-2 filed by BMC Fund, Inc., formerly Broyhill Management Corporation (the “Registration Statement”), is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of filing an exhibit to the Registration Statement.  Accordingly, this Post-Effective Amendment No. 13 consists of only a facing page, this explanatory note and the exhibit.  This Post-Effective Amendment No. 13 does not modify any other part of the Registration Statement.  Pursuant to Rule 462(d) under the Securities Act, this Post-Effective Amendment No. 13 shall become effective immediately upon filing with the Securities and Exchange Commission.  The contents of the Registration Statement are herby incorporated by reference.

EXHIBIT INDEX

9(c)           Custodian Agreement dated July 9, 2010 between the Registrant and The Northern Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Act and/or the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 13 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenoir, State of North Carolina, on this 15th day of July, 2010.

BMC FUND, INC. By: /s/ Paul H. Broyhill Paul H. Broyhill Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 13 to the Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of July, 2010.

/s/ Paul H. Broyhill Name: Paul H. Broyhill Title: Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ Boyd C. Wilson, Jr. Name: Boyd C. Wilson, Jr. Title: Vice President and Chief Financial Officer (Principal Financial Officer and PrincipalAccounting Officer)
/s/ James T. Broyhill Name: James T. Broyhill Title: Vice Chairman of the Board of Directors	/s/ M. Hunt Broyhill Name: M. Hunt Broyhill Title: Director and President
/s/ R. Donald Farmer Name: R. Donald Farmer Title: Director	/s/ Robert G. Fox, Jr. Name: Robert G. Fox, Jr. Title: Director
/s/ Jan E. Gordon Name: Jan E. Gordon Title: Director	/s/ Gene A. Hoots Name: Gene A. Hoots Title: Director
/s/ Brent B. Kincaid Name: Brent B. Kincaid Title: Director	/s/ Michael G. Landry Name: Michael G. Landry Title: Director, Vice President and Chief Investment Officer
/s/ John S. Little Name: John S. Little Title: Director	/s/ L. Glenn Orr, Jr. Name: L. Glenn Orr, Jr. Title: Director
/s/ Allene B. Stevens Name: Allene B. Stevens Title: Director